Exhibit 99.1

The First Bancshares, Inc. Completes Acquisition of FPB Financial Corp.

HATTIESBURG, Miss., March 4, 2019 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First, A National Banking Association (“The First”), announced today that it has completed its acquisition of FPB Financial Corp. (“FPB”). Following completion of the acquisition, FPB’s subsidiary bank, Florida Parishes Bank, was merged with The First, with The First as the surviving bank. As a result of this transaction, The First has expanded its footprint in the Gulf South and the greater New Orleans area.

Pursuant to the terms of the merger agreement with FPB, each FPB shareholder will receive 0.8792 of a share of First Bancshares’ common stock in exchange for each share of FPB common stock held prior to the merger.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented,

“We are excited about the closing of our merger with Florida Parishes Bank and look forward to beginning our new partnership.

FPB has a long rich history of exemplary customer service. Fritz Anderson , Chairman and CEO , and his team built a highly respected, high performing company that over his tenure created significant shareholder value.

FPB and The First share a common vision of building a high performing  regional community bank focused on client service and shareholder return. By joining forces we strongly believe the ability to accomplish our common goals is greatly enhanced.

FPB brings an exceptional group of local bankers that share a common culture and approach to banking. This partnership will provide these bankers greater resources to serve their existing clients and pursue new relationships with increased capacity, increased product and service offerings and more locations.”

As a result of the merger, the combined Company now has approximately $3.5 billion in total assets, $2.8 billion in total deposits and $2.3 billion in total loans. The First also now has 71 locations across Mississippi, Louisiana, Alabama, Florida and Georgia.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3)  the risk of successful integration of FPB’s business into the Company, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (6)  the risk that the integration of FPB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (7) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (9) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2017, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

CONTACT:	For additional information, contact:
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998